Exhibit A of Exhibit 10.14, BWC Prospect Agreement


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                                   EXHIBIT "A"

(Attached to and made a part of that certain Exploration Agreement covering the BWC Project dated April 1, 1998, by and between Parallel Petroleum Corporation et al.)

                      [Map outlining the BWC Prospect Area]